UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 19, 2015

MMRGLOBAL, INC.
 (Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4401 WILSHIRE BLVD., SUITE 200 LOS ANGELES, CA 90010
(Address of Principal Executive Offices) (Zip Code)

(310) 476-7002
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02   Unregistered Sales of Equity Securities.

The following is a summary of transactions by us since our previous disclosure on our Form 10-Q filed with the Securities and Exchange Commission on November 14, 2013 involving sales of our securities that were not registered under the Securities Act of 1933, as amended (the "Securities Act"). Each offer and sale was exempt from registration under either Section 4(2) of the Securities Act or Rule 506 under Regulation D of the Securities Act because (i) the securities were offered and sold only to accredited investors; (ii) there was no general solicitation or general advertising related to the offerings; (iii) each investor was given the opportunity to ask questions and receive answers concerning the terms of and conditions of the offering and to obtain additional information; (iv) the investors represented that they were acquiring the securities for their own account and for investment purposes only without intent to distribute to the public; and (v) the securities were issued with restrictive legends and stop transfer orders preventing their transfer, sale or other disposition without an applicable exemption under the Securities Act:

On May 19, 2015, The RHL Group, Inc., elected to purchase 40,000,000 shares of common stock at market price in consideration for a reduction in amounts due of $120,000.

On May 20, 2015, four non-employee directors elected to each purchase 10,000,000 shares of common stock at market price in consideration for a reduction in amounts due of $120,000 in the aggregate.

On May 20, 2015, we granted the RHL Group a warrant to purchase 1,764,642 shares of our common stock in connection with the renewal of the line of credit through the Tenth Amended Note. This warrant has an exercise price of $0.003 per share, with an expiration date of May 20, 2017, and vests at commencement.

All securities granted or sold under these agreements are unregistered, non-transferrable and non-saleable, and may only be resold or transferred if they later become registered or fall under an exemption to the Securities Act and applicable state laws.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMRGLOBAL, INC.
May 26, 2015	By: /s/ Robert H. Lorsch Robert H. Lorsch Chief Executive Officer